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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




Date of Report (Date of earliest event reported):             November 13, 1996



                     Commodore Environmental Services, Inc.
             (Exact name of registrant as specified in its charter)





         Delaware                            0-10054            87-0275043
 (State or other jurisdiction              (Commission       (I.R.S. Employer
 of incorporation)                        File Number)      Identification No.)



 150 East 58th Street, Suite 3400
 New York, New York                                               10155
 (Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code:  (212) 308-5800


--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


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                           CURRENT REPORT ON FORM 8-K


                     COMMODORE ENVIRONMENTAL SERVICES, INC.


                                November 13, 1996



Item 5.  Other Events.

AGREEMENT TO ACQUIRE LANXIDE CORPORATION

         On November 13, 1996, Commodore Environmental Services, Inc., a Delaware corporation (the "Company"), Lanxide Corporation, a Delaware corporation ("Lanxide"), and COES Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company, entered into an Agreement and Plan of Merger of the same date (the "Merger Agreement"), pursuant to which the parties have agreed that Lanxide will become a wholly-owned subsidiary of the Company and that Lanxide stockholders will become Commodore stockholders, by merger of COES Acquisition Corp. with and into Lanxide (the "Lanxide Acquisition"). Lanxide is engaged in the development and commercialization of products based upon a variety of material process technologies which represent a novel approach to the fabrication of ceramic-reinforced composite products. The Merger Agreement provides, among other things, that as a result of the Lanxide Acquisition, each share of Lanxide common stock will be exchanged for 19.1 shares of the Company's common stock (the "Common Stock Exchange Ratio"), each share of Lanxide Series A Preferred Stock will be exchanged for 7.1 shares of the Company's common stock (the "Preferred Stock Exchange Ratio") and each share of Lanxide's 7% Series E Redeemable Preferred Stock will be exchanged for one share of a newly-created Series D Preferred Stock of the Company. The Common Stock Exchange Ratio and the Preferred Stock Exchange Ratio were determined as a result of arm's-length negotiations among representatives of each of the parties to the Merger Agreement.

         The information set forth above is qualified in its entirety by reference to (i) the Merger Agreement, a copy of which is attached hereto as
Exhibit 1 and (ii) the joint press release issued by the Company and Lanxide on November 14, 1996, a copy of which is attached hereto as Exhibit 2.

LINE OF CREDIT AGREEMENT

         In connection with the transactions contemplated by the Merger Agreement, on November 13, 1996, the Company extended a $3,000,000 line of credit to Lanxide Performance Materials, Inc., a Delaware corporation and wholly-owned subsidiary of Lanxide ("LPM"). The line of credit is guaranteed by Lanxide and is due at the earlier of February 28, 1998, or the date on which Lanxide terminates the Merger Agreement as the result of the withdrawal by Lanxide's Board of Directors of its approval of the Merger Agreement in the exercise of its fiduciary duties.


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         The information set forth above is qualified in its entirety by reference to (i) the Line of Credit Agreement, dated November 13, 1996, by and between the Company and LPM, a copy of which is attached hereto as Exhibit 3,
(ii) the Line of Credit Promissory Note, dated November 13, 1996, by LPM in favor of the Company, a copy of which is attached hereto as Exhibit 4, (iii) the Security Agreement, dated November 13, 1996, between the Company and LPM, a copy of which is attached hereto as Exhibit 5, (iv) the Guaranty, dated November 13, 1996, of Lanxide in favor of the Company, a copy of which is attached hereto as
Exhibit 6 and (v) the Letter Agreement, dated November 13, 1996, by and between Commodore Applied Technologies, Inc., a Delaware corporation and 69.3%-owned subsidiary of the Company, a copy of which is attached hereto as Exhibit 7.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)  Financial Statements of Businesses Acquired.

              Not applicable.

         (b)  Pro Forma Financial Information.

              Not applicable.

         (c)  Exhibits.

              1. Agreement and Plan of Merger, dated November 13, 1996, by and among the Company, Lanxide and COES Acquisition Corp.

              2. Joint Press Release issued by the Company and Lanxide on November 14, 1996.

              3. Line of Credit Agreement, dated November 13, 1996, by and between the Company and LPM.

              4. Line of Credit Promissory Note, dated November 13, 1996, by LPM in favor of the Company.

              5. Security Agreement, dated November 13, 1996, by and between the Company and LPM.

              6. Guarantee, dated November 13, 1996, by Lanxide in favor of the Company.

              7. Letter Agreement, dated November 13, 1996, by and between Commodore Applied Technologies, Inc. and LPM.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    COMMODORE ENVIRONMENTAL SERVICES, INC.


Date: November 25, 1996             By:             /s/ Andrew P. Oddi
                                       -----------------------------------------
                                                    Andrew P. Oddi
                                                    Vice President -- Finance &
                                                    Administration and Chief
                                                    Financial Officer





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                                  EXHIBIT INDEX


Exhibit Number    Description

              1 Agreement and Plan of Merger, dated November 13, 1996, by and among the Company, Lanxide and COES Acquisition Corp.

              2 Joint Press Release issued by the Company and Lanxide on November 14, 1996.

              3 Line of Credit Agreement, dated November 13, 1996, by and between the Company and LPM.

              4 Line of Credit Promissory Note, dated November 13, 1996, by LPM in favor of the Company.

              5 Security Agreement, dated November 13, 1996, by and between the Company and LPM.

              6 Guarantee, dated November 13, 1996, by Lanxide in favor of the Company.

              7 Letter Agreement, dated November 13, 1996, by and between Commodore Applied Technologies, Inc. and LPM.